Exhibit 99.1

SemGroup Corporation Reports First Quarter 2016 Results
Adjusted EBITDA Increased 11% Year-Over-Year

Tulsa, OK - May 5, 2016 - SemGroup® Corporation (NYSE: SEMG) today announced its financial results for the three months ended March 31, 2016.

SemGroup reported revenues for the first quarter 2016 of $314.9 million with net loss attributable to SemGroup of $15.3 million, or $(0.35) per diluted share, compared to revenues of $382.5 million with a net income attributable to SemGroup of $0.7 million, or $0.02 per diluted share, for the fourth quarter 2015. For the first quarter 2015, revenues totaled $298.3 million with net income attributable to SemGroup of $1.5 million, or $0.03 per diluted share. Included in the first quarter 2016 net loss of $15.3 million is $52.9 million of non-cash impairment charges related to the company’s SemGas business and its non-controlling investment in NGL Energy Partners LP (NGL Energy).

SemGroup's adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $77.7 million for the first quarter 2016, an increase of approximately 11% year-over-year as compared to first quarter 2015 results of $70.0 million, a decrease of 2% as compared to fourth quarter 2015 results of $79.3 million. Adjusted EBITDA, which is a non-GAAP measure, is reconciled to net income below.

"We are off to a solid start for 2016, remaining consistent with the prior quarter and meeting expectations," said Carlin Conner, president and chief executive officer of SemGroup. "Maintaining our conservative price outlook, and considering the sale of all of our limited partnership units of NGL Energy and their associated distributions, we expect to be below the midpoint of our 2016 consolidated Adjusted EBITDA guidance. We ended the first quarter of 2016 with ample liquidity, a strong balance sheet and credit metrics that are favorable to our targeted levels."

First Quarter 2016 Dividend
The SemGroup board of directors declared a quarterly cash dividend to common shareholders of $0.45 per share, resulting in an annualized dividend of $1.80 per share. This represents an increase of approximately 18% over the dividend of $0.38 per share with respect to the first quarter of 2015. The dividend will be paid on May 26, 2016 to all common shareholders of record on May 16, 2016.

Recent Development
On April 27, 2016, the company sold all of its NGL Energy limited partner units for $60.5 million. We plan to use the proceeds from the sale to pay down debt. The company maintains its 11.78% interest in NGL Energy's general partner.

2016 Guidance
SemGroup reaffirms 2016 consolidated Adjusted EBITDA guidance of between $270 and $320 million. Due primarily to the company's recent sale of NGL Energy limited partner units, the company expects to come in below the midpoint of its guidance range. The company is on track to deploy approximately $455 million in capital investments in 2016. The company expects to maintain its current dividend of $0.45 per share and dividend coverage of approximately 1.2 times throughout 2016. Cash Available for Dividends, which is a non-GAAP measure, is reconciled to its most directly comparable GAAP measure below.

Earnings Conference Call
SemGroup will host a joint conference call with Rose Rock Midstream®, L.P. (NYSE: RRMS) for investors tomorrow, May 6, 2016, at 11 a.m. ET. The call can be accessed live over the telephone by dialing

Exhibit 99.1

1.855.239.1101, or for international callers, 1.412.524.4117. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup's Investor Relations website at ir.semgroupcorp.com. A replay of the webcast will also be available for a year following the call at ir.semgroupcorp.com on the Calendar of Events-Past Events page. The first quarter 2016 earnings slide deck will be posted under Presentations.

About SemGroup
Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.
SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.semgroupcorp.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
SemGroup’s non-GAAP measures, Adjusted EBITDA and cash available for dividends, are not GAAP measures and are not intended to be used in lieu of GAAP presentation of net income (loss), which is the most closely associated GAAP measure. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. Although SemGroup presents selected items that it considers in evaluating its performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in SemGroup’s operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions and numerous other factors. These types of variances are not separately identified in this presentation. Cash available for dividends is based on Adjusted EBITDA, as described above, adjusted to exclude the earnings of our subsidiary, Rose Rock Midstream, cash income taxes, cash interest expense and maintenance capital expenditures and include cash distributions received from Rose Rock Midstream.

These measures may be used periodically by management when discussing our financial results with investors and analysts and are presented as management believes they provide additional information and metrics relative to the performance of our businesses. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider non-GAAP measures in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for the limitations of our non-GAAP measures as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the non-GAAP measure and the most comparable GAAP measure and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results. Because all companies do not use identical calculations, our presentations of non-GAAP measures may be different from similarly titled measures of other companies, thereby diminishing their utility.

Forward-Looking Statements
Certain matters contained in this Press Release include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Exhibit 99.1

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, our anticipated annual dividend growth rate, management's plans and objectives for future operations, planned capital expenditures, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations and our current and expected dividends or to fund our other liquidity needs, the ability of our subsidiary, Rose Rock Midstream, L.P. (NYSE: RRMS), to generate sufficient cash flow from operations to provide the level of cash distributions we expect; any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process, market and store; the effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us; our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity; the loss of, or a material nonpayment or nonperformance by, any of our key customers; the amount of cash distributions, capital requirements and performance of our investments and joint ventures; the amount of collateral required to be posted from time to time in our purchase, sale or derivative transactions; the impact of operational and developmental hazards and unforeseen interruptions; our ability to obtain new sources of supply of petroleum products; competition from other midstream energy companies; our ability to comply with the covenants contained in our credit agreements and the indentures governing our senior notes, including requirements under our credit agreements to maintain certain financial ratios; our ability to renew or replace expiring storage, transportation and related contracts; the overall forward markets for crude oil, natural gas and natural gas liquids; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; changes in currency exchange rates; weather and other natural phenomena, including climate conditions; a cyber attack involving our information systems and related infrastructure, or that of our business associates; the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies; costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; general economic, market and business conditions; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
investor.relations@semgroupcorp.com

Media:

Exhibit 99.1

Kiley Roberson
918-524-8594
kroberson@semgroupcorp.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets	$449,102	$480,381
Property, plant and equipment, net	1,629,751	1,566,821
Goodwill and other intangible assets	194,504	210,255
Equity method investments	503,914	551,078
Other noncurrent assets, net	24,561	45,374
Total assets	$2,801,832	$2,853,909
LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$27	$31
Other current liabilities	316,699	376,996
Total current liabilities	316,726	377,027
Long-term debt, excluding current portion	1,122,588	1,057,816
Other noncurrent liabilities	204,150	222,710
Total liabilities	1,643,464	1,657,553
Total owners' equity	1,158,368	1,196,356
Total liabilities and owners' equity	$2,801,832	$2,853,909

Exhibit 99.1

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Revenues	$314,851	$298,310	$382,493
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	196,947	192,072	268,680
Operating	50,192	53,090	57,286
General and administrative	21,060	32,310	19,094
Depreciation and amortization	24,047	23,734	26,452
Loss on disposal or impairment, net	13,307	1,058	9,993
Total expenses	305,553	302,264	381,505
Earnings from equity method investments	23,071	20,559	20,687
Gain (loss) on issuance of common units by equity method investee	(41)	—	352
Operating income	32,328	16,605	22,027
Other expenses, net	59,981	6,087	19,082
Income (loss) from continuing operations before income taxes	(27,653)	10,518	2,945
Income tax expense (benefit)	(21,407)	4,742	3,921
Income (loss) from continuing operations	(6,246)	5,776	(976)
Loss from discontinued operations, net of income taxes	(2)	—	(1)
Net income (loss)	(6,248)	5,776	(977)
Less: net income (loss) attributable to noncontrolling interests	9,020	4,310	(1,661)
Net income (loss) attributable to SemGroup Corporation	$(15,268)	$1,466	$684
Net income (loss) attributable to SemGroup Corporation	$(15,268)	$1,466	$684
Other comprehensive loss, net of income taxes	(4,109)	(9,060)	(7,671)
Comprehensive loss attributable to SemGroup Corporation	$(19,377)	$(7,594)	$(6,987)
Net income (loss) per common share:
Basic	$(0.35)	$0.03	$0.02
Diluted	$(0.35)	$0.03	$0.02
Weighted average shares (thousands):
Basic	43,870	43,717	43,824
Diluted	43,870	43,940	43,971

Exhibit 99.1

Reconciliation of net income to Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Net income (loss)	$(6,248)	$5,776	$(977)
Add: Interest expense	18,935	14,591	19,092
Add: Income tax expense (benefit)	(21,407)	4,742	3,921
Add: Depreciation and amortization expense	24,047	23,734	26,452
EBITDA	15,327	48,843	48,488
Selected Non-Cash Items and Other Items Impacting Comparability	62,340	21,139	30,837
Adjusted EBITDA	$77,667	$69,982	$79,325
Selected Non-Cash Items and
Other Items Impacting Comparability
(in thousands, unaudited)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Loss on disposal or impairment, net	$13,307	$1,058	$9,993
Loss from discontinued operations, net of income taxes	2	—	1
Foreign currency transaction loss (gain)	1,469	(519)	132
Remove NGL equity losses (earnings) including gain on issuance of common units	(2,191)	305	(346)
Remove loss (gain) on impairment or sale of NGL units	39,764	(7,894)	—
NGL cash distribution	4,873	5,015	4,839
M&A transaction related costs	—	10,000	—
Inventory valuation adjustments including equity method investees	—	1,187	1,810
Employee severance expense	259	—	48
Unrealized loss (gain) on derivative activities	(4,548)	2,645	5,330
Depreciation and amortization included within equity earnings	6,539	6,376	6,173
Bankruptcy related expenses	—	189	—
Non-cash equity compensation	2,866	2,777	2,857
Selected Non-Cash Items and Other Items Impacting Comparability	$62,340	$21,139	$30,837

Exhibit 99.1

2016 Adjusted EBITDA Guidance Reconciliation(1)

(in millions, unaudited)
Mid-point
Net income	$34.0
Add: Interest expense	83.0
Add: Income tax expense	10.0
Add: Depreciation and amortization	126.0
EBITDA	$253.0
Selected Non-Cash and Other Items Impacting Comparability	42.0
Adjusted EBITDA	$295.0

Selected Non-Cash and Other Items Impacting Comparability
Depreciation and amortization included within equity earnings	$28.0
Non-cash equity compensation	14.0
Selected Non-Cash and Other Items Impacting Comparability	$42.0

(1) Adjusted EBITDA guidance is on a cash basis for equity investments in NGL Energy Partners LP, and includes fully consolidated Rose Rock Midstream

Exhibit 99.1

2016 Cash Available for Dividends Guidance Reconciliation(2)

(in millions, unaudited)
Mid-point
Net income	$34.0
Add: Interest expense	83.0
Add: Income tax expense	10.0
Add: Depreciation and amortization	126.0
EBITDA	$253.0
Selected Non-Cash and Other Items Impacting Comparability	(63.0)
SemGroup Stand-alone Adjusted EBITDA	$190.0

Less: Cash interest expense	29.0
Less: Cash paid for income taxes	10.0
Less: Maintenance capital expenditures	45.0
Cash available for dividends	$106.0

Expected dividends declared	$79.0

Coverage	1.3	x

Selected Non-Cash and Other Items Impacting Comparability
Rose Rock EBITDA	$(148.5)
Rose Rock distributions received, net of General Partner support	74.5
Non-cash equity compensation	11.0
Selected Non-Cash and Other Items Impacting Comparability	$(63.0)

(2) Cash available for dividends guidance is on a cash basis for equity investments in NGL Energy Partners LP